Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-52761 on Form S-8, Registration Statement No. 333-127361 on Form S-8, and Registration Statement No. 333-127868 on Form S-3 of our reports dated February 24, 2006, relating to the financial statements of Buckeye Partners, L.P. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Buckeye Partners, L.P. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 27, 2006